EXHIBIT 23.6

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-4/A of First Advantage Corporation of our report dated June 16, 2004, relating to the combined financial statements of CIC Enterprises Inc. and its affiliated companies, which appears in First Advantage Corporation’s amended current report on Form 8-K/A filed July 2, 2004. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Tampa, Florida

July 21, 2004